Exhibit 10.2
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION
lululemon athletica inc. (the “Company”) has granted to the Participant a Non-Qualified stock option (the “Option”) to purchase certain shares of Stock of the Company pursuant to the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”), as follows:

Participant:	[●] Grant Number: Employee ID:	[●] [●]
Date of Grant:	[●]
Number of Option Shares:	[●], subject to adjustment as provided by the Stock Option Agreement.
Exercise Price:	[●] per Option Share
Vesting Commencement Date:	[●]
Option Expiration Date:	[●]
U.S. Tax Status of Option:	Nonstatutory Stock Option.
Vested Shares:	[●]
Recovery Policy:	The Option is subject to the terms and conditions of the Company’s Policy for Recovery of Incentive-Based Compensation, as amended from time to time and as filed with the SEC as an exhibit to the Company’s periodic reports on Form 10-K or Form 10-Q or current reports on Form 8-K.

By accepting this Award, the Participant (1) agrees that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document, (2) acknowledges that copies of the Plan, Stock Option Agreement and the prospectus for the Plan are available to the Participant and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice, (3) represents that the Participant has read and is familiar with the provisions of the Plan and Stock Option Agreement, and (4) hereby accepts the Award subject to all of their terms and conditions.
The Participant acknowledges the conditions of this Award and recognizes that the terms of the Plan and the Agreement contain provisions which may result in the termination, expiration or forfeiture of the Award, including, without limitation, with respect to the treatment of the Award and the Participant’s rights in respect thereof upon the cessation of the Participant’s Service as described in sections 6, 7 and 8 of the Agreement and 6 and 14 of the Plan. The Participant understands and acknowledges that the purpose of the Option, the Stock Option Agreement and the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Non-Qualified stock option (Option).
LULULEMON ATHLETICA INC.
By: [●]
Its: [●]
ATTACHMENTS:
Stock Option Agreement

LULULEMON ATHLETICA INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
lululemon athletica inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Non-Qualified Stock Option (the “Grant Notice”) to which this Non-Qualified Stock Option Agreement (the “Option Agreement”) is attached a Non-Qualified Stock Option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.
By accepting this Award, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.
1. DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2. U.S. TAX STATUS OF OPTION.
For Participants that are U.S. taxpayers or otherwise subject to U.S. tax, the Option is intended to be a Non-Qualified Stock Option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or to otherwise qualify for any special tax benefits to the Participant.
3. ADMINISTRATION.
3.1 Award Administration. All questions of interpretation concerning the Grant Notice, this Option Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final and binding upon all persons having an interest in the Award as provided by the Plan. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent or actual authority with respect to such matter, right, obligation, or election.
4. EXERCISE OF THE OPTION.
4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9. Additionally, the termination and vesting provisions outlined in this Section 4 are ultimately subject to specified country regulations as outlined in the Additional Terms and Conditions of Lululemon Athletica Inc. section of this document.
4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant selection to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price. Additionally, the method of exercise outlined are ultimately subject to specified country regulations as outlined in the Additional Terms and Conditions of Lululemon Athletica Inc. section of this document.
4.3 Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.
(b) Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.
(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).
(ii) Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.
(iii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
4.4 Tax Withholding.
(a) In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including social insurance contributions, UK National Insurance Contributions or any equivalents) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including without limitation the grant, vesting exercise or subsequent sale of shares of Stock (the “Tax Obligations”). The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the Tax Obligations. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant. The Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option and (b) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate the Participant’s liability for Tax Obligations.
(b) Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
4.5 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with the broker designated by the Company with which the Participant has an account, any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
4.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. TRANSFERABILITY OF THE OPTION.
The Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
6. TERMINATION OF THE OPTION.
The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.
7. EFFECT OF TERMINATION OF SERVICE.
7.1 Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate. Termination of Service for the purpose of this Option Agreement shall be deemed to be the last day of employment as an Employee or the last day on which a Director or Consultant provides services to the Company, as the case may be (whether voluntary or involuntary and with or without Cause, and including without limitation in the case of wrongful or unlawful dismissal by the Company; constructive dismissal; or termination pursuant to the terms of an applicable employment agreement, except as provided below with respect to a termination by reason of Retirement by Reason of Retirement or as otherwise provided in the Participant’s written employment or other service agreement), and not during or as of the end of any period following such date during which the Participant is in receipt of, or entitled to receive, statutory, contractual or common law or civil law notice of termination or any compensation in lieu of such notice, except only to the minimum extent that such period following the termination of Service must be included in order to comply with applicable statutory requirements regarding termination of employment. For clarity, the Participant is not entitled to and waives any right to claim common law damages for loss of the Option stemming from the Company’s failure to provide the Participant with adequate notice of termination. Notwithstanding anything in the Plan or this Option Agreement to the contrary, “Service” shall not be deemed to have been terminated or interrupted if the Participant takes a statutory leave of absence, military leave of absence, sick leave of absence, or any other bona fide leave of absence approved by the Company. If the Participant fails to return to Service at the end of the statutory, military, sick or approved leave period, then, except to the extent required by applicable law, the Participant’s Service shall be treated as having terminated on the last day of such statutory or approved leave.
(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option shall become fully vested and exercisable, and may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(c) Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act, except only to the minimum extent that such period following the termination of Service or act must be included in order to comply with applicable statutory requirements regarding termination of employment. In addition, if there are any shares of Stock for which the Company has not yet delivered share certificates relation to the Option, then such share certificates shall be immediately and automatically forfeited and the Company will refund to the Participant the Exercise price paid for such shares of Stock, if any. For clarity, the Participant is not entitled to and waives any right to claim common law damages for loss of the Option stemming from the Company’s failure to provide the Participant with adequate notice of termination.
(d) Termination by Reason of Retirement. In the event of the termination of the Participant’s Service by reason of Retirement, the Option will continue to vest and become exercisable for twelve months following the date of Retirement in accordance with the terms and provisions of the Plan and this Option Agreement as if the Participant had continued in Service for a period of twelve months following the date of Retirement. If the Participant’s Service terminates by reason of Retirement, the Option may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or becomes exercisable pursuant to the terms of this Section 7.1(d), for a period ending three years following the date of such termination but in any event no later than the Option Expiration Date.
(e) Other Termination of Service. If the Participant’s Service terminates for any reason (whether voluntary or involuntary), except Disability, Death, Cause, or Retirement, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the last day of Service, may be exercised by the Participant at any time prior to the expiration of 90 calendar days after the last day of Service, but in any event no later than the Option Expiration Date.
(f) Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything in this Section 7 to the contrary, if, following the Participant’s termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule, then the Option shall immediately become unexercisable and shall be forfeited in full effective as of the date of such violation. In addition, effective  upon any violation described above, any exercise by the Participant of the Option following the Participant’s termination of Service shall be rescinded and the Participant shall forfeit and return all shares received upon such exercise to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares, then the Participant shall remit the difference between the Fair Market Value of the shares on the date the Participant disposed of them and the Exercise Price for such shares.
7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) 30 calendar days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.
7.3 Automatic Exercise of In-the-Money Option. Notwithstanding anything in this Option Agreement to the contrary, if, on the date on which this Option would otherwise terminate or expire, the Option’s Exercise Price per share of Stock is greater than the Fair Market Value of a share of Stock, then, any portion of such Option which has not previously been exercised shall automatically be deemed exercised as of such date with respect to such portion pursuant to a Net Exercise described in Section 4.3(b)(ii) and withholding of shares of Stock as described in Section 4.4(b); provided, however, that such an exercise shall not occur to the extent the Participant (and, if applicable, the Participant’s legal representative or other person who acquired the right to exercise this Option pursuant to Section 7.1(b)) may waive in writing the applicability of this Section 7.3.

8. EFFECT OF CHANGE IN CONTROL.
8.1 General Rule. In the event of a Change in Control, except to the extent that the Committee determines to cash out the Option in accordance with Section 14.1(b) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each share of Stock subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each share of Stock to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Notwithstanding the foregoing, if the Option is not assumed, substituted for, or otherwise continued by the Acquiror, the Option shall vest in full effective and contingent upon consummation of the Change in Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.
8.2 Termination After Change in Control. Notwithstanding anything in this Option Agreement to the contrary, if the Option is assumed, substituted for, or continued following a Change in Control, and if the Participant's Service ceases as a result of a Termination After Change in Control (as defined below), the Options shall become fully vested and exercisable for Vested Shares.
(a) “Termination After Change in Control” shall mean either of the following events occurring within two years after a Change in Control:
(i) Termination of the Participant's Service with the Participating Company Group or such successor without Cause; or
(ii) The Participant's resignation for Good Reason (as defined below) within 90 days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant's Service which (A) is for Cause; (B) is a result of the Participant's voluntary termination of such relationship other than for Good Reason; or (C) occurs prior to the effectiveness of a Change in Control.
(b) “Good Reason” shall mean any one or more of the following:
(i) Without the Participant's written consent, a material adverse change in the Participant's duties and responsibilities as compared to the Participant's duties and responsibilities immediately prior to the Change in Control;
(ii) Without the Participant's written consent, the relocation of the Participant's principal place of Service to a location that is more than 50 miles from the Participant's principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii) Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company Group of, (A) the Participant's base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant's), or (B) the Participant's target bonus opportunity, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant)
9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
10. RIGHTS AS A STOCKHOLDER.
The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.
11. LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.
 12. SERVICE CONDITIONS. In accepting the Option, the Participant acknowledges and agrees that:
(a) The Participant’s right to vesting of shares of Stock in settlement of the Award will end on the date of the Participant’s termination of Service, such date to be determined in accordance with Sections 6, 7 and 8. The Participant’s right to vesting of shares of Stock in settlement of the Award will not be extended by any additional period of contractual notice or period of notice at common law or civil law for which the employee may be entitled to receive pay in lieu of notice. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement.
(c) The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.

(d) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.
(e) The Participant’s participation in the Plan shall not create a right to further Service with the Company or a Participating Company and shall not interfere with the ability of with the Company or a Participating Company to terminate the Participant’s Service at any time, with or without cause, subject to applicable laws.
(f) The Participant is voluntarily participating in the Plan.
(g) The Option is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or a Participating Company and which is outside the scope of the Participant’s employment contract, if any.
(h) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(i) In the event that the Participant is not an employee of the Company or a Participating Company, the Option grant will not be interpreted to form an employment contract or relationship with such entity that does not otherwise exist.
(j) The future value of the underlying shares is unknown and cannot be predicted with certainty. The value of the shares may increase or decrease.
(k) No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares and the Participant irrevocably releases the Company and all Participating Companies from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Option Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.
13. DATA PRIVACY.
The following provisions shall only apply to the Participant if he or she resides outside the US, the EU, EEA, and UK:
(a)The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Option Agreement and any other award materials (“Data”) by and among, as applicable, the Participating Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If the Participant does not choose to participate in the Plan, his or her employment status or service with the Participating Company Group will not be adversely affected.
(b)The Participant understands that the Participating Company Group may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.
(c)The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.
(d)The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable law, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Options, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Participating Company Group will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her Option under the Plan or administer or maintain Option. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Option). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
The following provisions shall only apply to the Participant if he or she resides in the EU, EEA, UK, or EU privacy laws are otherwise applicable:
(a)Data Collected and Purposes of Collection. The Participant understands that the Company, acting as controller, as well as the employing Participating Company, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Option (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Options granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, and from the Participating Company Group, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Option Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Option Agreement.
(b)Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among the Participating Company Group, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Participating Company Group transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. The Participant has a right to obtain details of the mechanism(s) under which the Participant’s Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by contacting julieaverill@lululemon.com.

(c)The Participant’s Rights in Respect of Data. The Participant has the right to access the Participant’s Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, the Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Option Agreement or generated by the Participant, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise his or her rights, the Participant may contact the applicable human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.
14. COUNTRY-SPECIFIC TERMS AND CONDITIONS. Notwithstanding any other provision of this Option Agreement to the contrary, the Option shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Option Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Option Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Option to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Option Agreement.
15. MISCELLANEOUS PROVISIONS.
15.1 Termination or Amendment. The Committee may amend or terminate the Plan at any time. No amendment or addition to this Option Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation, may be made without the consent of the Participant.
15.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.
15.3 Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
15.4 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 15.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 15.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.4(a).
15.5 Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.
15.6 Severability. Each section and subsection of this Agreement are separate, distinct and severable from each other. If a section or subsection of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability shall apply to the section or subsection only to the extent of that invalidity or unenforceability and shall not affect the validity or enforceability of any other section or subsection.
15.7 Applicable Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
15.8 Language. Participant acknowledges that he or she has expressly requested and is satisfied that this Option Agreement or any other document related to the Plan be drafted in English only. Le Participant reconnait avoir expressément demandé et est satisfait(e) que cette entente et tout document relatif au régime soient rédigés uniquement en anglais.

ADDITIONAL TERMS AND CONDITIONS OF
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2023 EQUITY INCENTIVE PLAN
This Appendix includes additional terms and conditions that govern the Option granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Option vests or are exercised or the shares are issued under the Plan.
The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment after grant of the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRALIA
Terms and Conditions
Offer of Option
The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept the Option.
The offer shall specify the maximum number of shares of Stock the Participant may accept under the Option, the Date of Grant, the Exercise Price, the Option Expiration Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the Option or the resulting shares of Stock (all of which may be set by the Board in its absolute discretion).
The offer is intended to receive tax-deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Option Agreement.
The offer shall be accompanied by an acceptance form and a copy of the Plan and this Option Agreement or, alternatively, details on how the Participant may obtain a copy of the Plan and this Option Agreement.
Where the Board is to make an offer to a casual employee or a consultant, it will do so where:
(1)For a casual employee, the individual who performs the work under or in relation to the contract is or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company;
(2)For a contractor:
(a)if an individual with whom the Company has entered into a contract for the provision of services under which the individual performs work for the Company; or
(b)if a Company with whom the Company has entered into a contract for the provision of services under which an individual, who is a director of the Company or their spouse, performs work for the Company;

where the individual who performs the work under or in relation to the contract is, or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company.
Grant of Option
If the Participant validly accepts the Board’s offer of Option, the Board must grant the Participant the Option for the number of shares of Stock for which the Option was accepted. However, the Board must not do so if the Participant has ceased to be an eligible person at the date when the Option is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) without a disclosure document, product disclosure statement or similar document.
The Company must provide a copy of this Option Agreement in respect of the Option granted to the Participant to be executed by the Participant as part of the offer to the Participant.
Foreign Exchange
Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the exercise of the Option or subsequent sale of the shares and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.
Notification
Securities Law Information
The offering and resale of shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
No Advice or Recommendation
This Option Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation. The information contained in this Option Agreement is not a recommendation by the Company or any other person that any investor subscribes for shares of Stock in the Company. Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring shares of Stock in the Company on the basis of such independent assessment and investigation.
CANADA
Terms and Conditions
Tax Treatment
If Participant is a resident in Canada or otherwise subject to taxation in Canada, he or she acknowledges that the Company: (1) is not obliged to structure the grant of Option to provide Participant with a particular, including more favorable, tax treatment; and (2) reserves the right to, at its discretion, elect out of structuring or treating the Option in a manner that provides a particular, including more favorable, tax treatment, if any.

CHINA
Terms and Conditions
Method of Payment
Notwithstanding any provisions in the Plan to the contrary, including Section 4.3 of this Option Agreement, the methods of exercise available to the Option are restricted. Full payment of the Exercise Price for the shares to be purchased on exercise of the Option must be made using a mandatory full “cashless” exercise method. Upon the Participant’s delivery of a properly executed exercise notice together with irrevocable instructions to a broker, agent or other third party approved by the Company, such broker, agent or other third party will simultaneously sell part of the shares that the Option is entitled to upon exercise, use the proceeds to pay the Exercise Price (plus any applicable fees and/or taxes) and remit the balance to the Participant in cash.
Termination of Service
(a)In the event of the termination of the Participant’s Service for reasons other than Retirement and death, the Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested. The Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the last day of employment, may be exercised by the Participant at any time prior to the expiration of ninety (90) calendar days after the last day of employment, but in any event no later than the Option Expiration Date. The exercise of the Option shall use a cashless sell-all exercise method pursuant to which all shares subject to the exercised Option will be sold immediately upon exercise on behalf of the Participant.
(b)If the Participant’s Service terminates because of the death of the Participant, the Option shall become fully vested and exercisable, and may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of ninety (90) calendar days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The exercise of the Option shall use a cashless sell-all exercise method pursuant to which all shares subject to the exercised Option will be sold immediately upon exercise on behalf of the Participant.
(c)If the Participant’s Service terminates because of the Retirement of the Participant, the Participant may exercise the number of Options that is exercisable at the time of termination, plus all unvested Options that will vest over 12 months following the date of termination, at any time prior to the expiration of ninety (90) calendar days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The exercise of the Option shall use a cashless sell-all exercise method pursuant to which all shares subject to the exercised Option will be sold immediately upon exercise on behalf of the Participant.
(d)All outstanding shares issued to the Participant prior to the termination of his/her Service shall also be sold within ninety (90) calendar days from the termination of his/her Service. Upon the end of the 90-day period, if there are still any remaining shares, all such shares will automatically be sold on behalf of the Participant on the first trading day following the expiry of the 90-day period.
Notification
Special Administration in China
The participation in the Plan by the Participant shall be subject to the China Subsidiary Corporation obtaining approval from the State Administration of Foreign Exchange (“SAFE”) for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant from the sale of the exercised shares and the conversion of those funds to the local currency must be registered with the SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the shares must be repatriated into China through the SAFE-approved bank account set up and monitored by the China Subsidiary Corporation. The Participant may contact his or her local HR office for more details about the SAFE-approved bank account.
The Participant hereby acknowledges and agrees that such proceeds (net of applicable China tax) will be transferred to the SAFE-approved account prior to being delivered to China Participant’s personal account and that neither the China Subsidiary Corporation, the Company nor any Parent Corporation or Subsidiary Corporation shall be liable for any delays or foreign exchange rate fluctuation that may happen in this process.
Data Privacy Consent
China Participant hereby consents to the Company, any Parent Corporation or Subsidiary Corporation or any third party, collecting China Participant’s personal information (including sensitive information) necessary to administer and operate the Plan and disclosing any personal information necessary to administer and operate the Plan to the Company, any Parent Corporation or Subsidiary Corporation or any third party engaged to assist in implementing the Plan, who may be situated in or outside China.
DENMARK
Terms and Conditions
Stock Option Act
By accepting this Award, the Participant acknowledges that he or she received an Employer Statement (attached immediately below), translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), to the extent that the Act applies to the Option. If applicable, to the extent more favorable and required to comply with the Act, the terms set forth in the Employer Statement will apply to the Participant’s participation in the Plan.
Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act. If the Participant is a member of the registered management of a Participating Company or affiliate in Denmark or otherwise does not satisfy the definition of employee, the Participant will not be subject to the Act and the Employer Statement will not apply to him or her.
Notifications
Securities Law Information
The grant of Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Denmark.
Securities/Tax Reporting Information
The Participant may hold shares of Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares of Stock are held with a foreign broker or bank, the Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. The Participant must sign the Form V and the broker or bank may sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares of Stock in the safety-deposit account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant will be solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Stock acquired in connection with the Plan and held in such account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. Therefore, the Participant must also file a Form K (Erklaering K) with the Danish Tax Administration. Both the Participant and the broker must sign the Form K unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which the Participant should do at the time the Participant submits the Form K. By signing the Form K, the broker or bank, as applicable, undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant will be solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
Foreign Asset/Account Reporting Information
If the Participant establishes an account holding shares of Stock or cash outside of Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used to make the report can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described above.)
FRANCE
Notifications
Securities Law Notification
The grant of the Option is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.
Option Not Tax-Qualified
The Option is not intended to be tax-qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 or Articles L. 225-177 to L. 225-185 of the French Commercial Code. The Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Option.
Foreign Asset/Account Information
The Participant may hold shares acquired upon exercise of the Option, any proceeds resulting from the sale of shares or any dividends paid on such shares outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the Participant.
Terms and Conditions
Language Consent
In accepting the grant of the Option and this Option Agreement which provides for the terms and conditions of the Option, the Participant confirms that he or she has read and understood the documents relating to the Option (the Plan and this Option Agreement), which were provided in the English language. The Participant accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée
En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à

cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.
GERMANY
Notifications
Securities Law Information
The grant of Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.
Exchange Control Information
If the Participant remits proceeds in excess of the legally designated amount (currently at €12,500) out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that the Participant makes or receives a payment in excess of this amount, the Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, the Participant must also report on an annual basis in the unlikely event that the Participant holds shares of Stock exceeding 10% of the total voting capital of the Company.
Terms and Conditions
Prohibition on Insider Dealing
The Participant should be aware of the insider dealing rules of the Regulation (EU) No 596/2023 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as e.g. the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of shares of Stock acquired under the Plan, if the Participant has inside information regarding the Company. The Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extend insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that the Participant consults with a legal advisor.
Limitation of Liability
The Participant is responsible for compliance with any laws to be observed by the Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if the Participant violates German law or any other applicable rules to be complied with by the Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under the Market Abuse Regulation.
HONG KONG
Notification
Securities Law Notice
WARNING: The Option and shares issued upon exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including these additional terms, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Options are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including these additional terms, or the Plan, the Participant should obtain independent professional advice.

Occupational Retirement Schemes Ordinance Alert
The Company specifically intends that neither the Option nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).
Terms and Conditions
Sale of Shares
Any shares of Stock received at the exercise of the Option are accepted as a personal investment. In the event that any portion of the Option vests within six months of the grant date, the Participant agrees that he or she will not offer to the public or otherwise dispose of the shares acquired prior to the six-month anniversary of the grant date.
INDIA
Terms and Conditions
Tax Withholding
The following provision supplements Section 4.4 of this Option Agreement:
The Participant agrees that under the provisions of the (Indian) Income Tax Act, 1961, the employer and/or the Company would be required to withhold Tax Obligations on the value of the benefit earned by the Participant as a result of the Participant’s participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962.
The Participant agrees that the employer and/or the Company may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that the Participant may have to recover any overpayment from the relevant tax authorities. The Participant agrees that the employer and/or the Company may withhold the Tax Obligations from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the employer. The Participant agrees to pay to the Company or the employer the Tax Obligations that the Company or the employer may be required to withhold or account, if such Tax Obligations cannot be satisfied by the means previously described.
The Participant acknowledges that, regardless of any action taken by the Company or the employer, the ultimate liability for all Tax Obligations is and remains the responsibility of the Participant and may exceed the amount actually withheld by the Company or the employer.
Notifications
Exchange Control Information
The Participant understands and agrees that he or she must repatriate any proceeds from the sale of shares of Stock acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. The Participant will receive a foreign inward remittance certificate ("FIRC") from the bank where he or she deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation.
Foreign Asset/Account Reporting Information
Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Stock acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is the Participant’s ability to comply with applicable foreign asset tax laws in India and the Participant should consult with his or her personal tax advisor to ensure that the Participant is properly reporting his or her foreign assets and bank accounts. The

Participant’s local employer will issue a Form 16 to the Participant and report perquisites in Form 12BA after the end of the Financial Year.
IRELAND
Notifications
Director Notification Requirement
If the Participant is a director, shadow director or secretary of an Irish Affiliate, the Participant is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Options, shares of Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Affiliate if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).
Securities Law Information
The grant of the Option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Ireland.
ITALY
Terms and Conditions
Manner of Exercise
The following provision supplements Section 4 of this Option Agreement: Due to local regulatory requirements, the Participant understands that he or she may pay the purchase price only by the method set forth in Section 4(3)(b) of this Option Agreement. Depending upon the development of laws and the Participant’s status as a resident of a country other than Italy, the Company reserves the right, in its sole discretion, to permit other manners of exercise permitted under the Plan.
Plan Document Acknowledgment
In accepting the Option, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. The Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of this Option Agreement: Section 4: Exercise of the Option; Section 5: Transferability of the Option; Section 6: Termination of the Option; Section 7: Effect of Termination of Service; Section 8: Effect of Change in Control; Section 12: Service Conditions; Section 13: Data Privacy; Section 15: Miscellaneous Provisions.
Notifications
Foreign Asset/Account Reporting Information
If the Participant holds investments abroad or foreign financial assets (e.g., cash, shares, Options) that may generate income taxable in Italy, the Participant is required to report them on his or her annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Participant if he or she is a beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.

Foreign Asset Tax Information
The value of financial assets held outside of Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., shares) assessed at the end of the calendar year.
Securities Law Information
The grant of the Option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Italy.
JAPAN
Notifications
Foreign Exchange
Under certain circumstances, Participant may be required to file a report with the Ministry of Finance if Participant intends to acquire shares whose value exceeds a certain amount. The reporting, if required, is due within 20 days from the purchase of the shares of Stock. Please note that the reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
The participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to his or her specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.
Foreign Asset/Account Reporting Information
Japanese residents holding assets outside of Japan with a total net fair market value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. The participant is advised to consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements.
Securities Law Information
The Option and the shares of Stock have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Option and the shares of Stock issuable upon the exercise of Option may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term "resident of Japan" means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.
KOREA
Notifications
Exchange Control Notification
If the Participant realizes US$500,000 or more from the Option, including from sales of the shares, in a single transaction, he or she must repatriate the proceeds to Korea within eighteen months of the payment. Accordingly, the Participant is strongly encouraged to consult his or her personal legal advisor if the sum of values from the Options exceeds this threshold.

Foreign Assets Reporting Information
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). The Participant should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.
MALAYSIA
Notifications
Securities Law Notice
The grant of the Option has been made in compliance with applicable Malaysian securities requirements including, as appropriate, filing an Information Memorandum with the Malaysian Securities Commission.
Malaysian Insider Trading Notification
The Participant should be aware of the Malaysian insider-trading rules, which may impact the Participant’s acquisition or disposal of shares or rights to shares under the Plan. Under the Malaysian insider-trading rules, the Participant is prohibited from acquiring or selling shares or rights to shares (e.g., an award under the Plan) when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of shares once such information is generally available.
Director Notification Obligation
If the Participant is a director of the Company's Malaysian Participating Company, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Participating Company in writing when the Participant receives or disposes of an interest (e.g., an Option under the Plan or shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
NETHERLANDS
Notifications
Prohibition Against Insider Trading
The Participant should be aware of the Dutch insider trading rules, which may affect the exercise of the Option or sale of shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends the Participant consult with a legal advisor. The Company cannot be held liable if you violate the Dutch insider trading rules. The Participant is responsible for ensuring compliance with these rules.
Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, the Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.
Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Participating Company may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into the Option Agreement and participating in the Plan, the Participant acknowledges having read and understood the notification above and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.
Securities Law Information
The grant of the Option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.
NEW ZEALAND
Notification
Securities Law Notice
The Participant is being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via website or hard copy.
A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.
Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in an exclusion under Schedule 1 of the New Zealand Financial Markets Conduct Act 2013 ("FMCA") or in an exemption or modification granted from time to time by the Financial Markets Authority in respect of the Plan or which applies to the Plan pursuant to its powers under the FMCA and required to be included in the Plan in order for that exclusion, exemption or modification to have full effect, is deemed to be contained in the Plan. To the extent that any covenant or other provision deemed by this clause to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision will prevail.
The Participant is encouraged to read the provided materials carefully before making a decision on whether to participate in the Plan. When reading these materials, the Participant should note that all references to the exercise price are listed in U.S. dollars. In addition, the Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.
Warning
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share option purchase scheme.
As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You have a right, upon request, to receive from lululemon athletica inc., free of charge, a copy (or electronic copy) of the Company’s relevant financial statements for the most recently completed financial year and the auditor’s report. The relevant financial statements are those of lululemon athletica inc. and its subsidiaries prepared in accordance with US GAAP for the most recently completed accounting period. Please address any such requests to lululemon athletica inc., Attn: HR, [1818 CORNWALL AVENUE, Vancouver, British Columbia V6J 1C7]
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

Financial Information Notice
You have a right to receive the following financial information, free of charge, upon request:
•A copy of the Company’s latest annual report prepared under any enactment or overseas law (if any); and
•A copy of the Company’s relevant financial statements and either the auditor’s report on them or a statement that they are not audited.
NORWAY
Notifications
Securities Law Information
The grant of the Option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Norway.
Limitation of liability
The Participant is responsible for compliance with any laws to be observed by the Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if the Participant violates Norwegian law or any other applicable rules to be complied with by the Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under any applicable law.
Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition or disposition of the shares of Stock. The Participant is encouraged to seek personal tax advice in connection with the acquisition or disposition of shares of Stock. The Participant acknowledges that the Participant is not relying on the Company or any Participating Company for any tax advice.
SINGAPORE
Notifications
Securities Law Information
The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Options are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore of the shares acquired through the exercise of the Option or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation
If the Participant is a director, associate director or shadow director of a Singapore Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when the Participant receives an interest (e.g., Options or shares) in the Company or any Affiliate. In addition, the Participant must notify the Singapore Affiliate when the Participant sells shares of the Company or any Affiliate (including when the Participant sells shares acquired through the exercise of Options). These notifications must be made within two business days of acquiring or disposing of any interest in the

Company or any Affiliate. In addition, a notification must be made of the Participant’s interests in the Company or any Affiliate within two business days of becoming a director.
SPAIN
Terms and Conditions
Service Conditions
This provision supplements Section 12 of this Option Agreement:
In accepting this Option, the Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who may be employees of the Company or a Participating Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Participating Company. Consequently, the Participant understands that this Option is granted on the assumption and condition that this Option and any shares acquired upon exercise of this Option are not part of any employment contract (either with the Company or any Participating Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this Option would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Option shall be null and void.
This Option is a conditional right to shares and will be forfeited in the case of the Participant’s termination of employment. This will be the case even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Participant’s employment terminates for any other reason whatsoever. Consequently, upon the termination of the Participant’s employment for any of the reasons set forth above, the Participant will automatically lose any rights to the unvested Options granted to him or her as of the date of the Participant’s termination of employment, as described in the Plan and this Option Agreement.
Notifications
Exchange Control Information
The Participant must declare the acquisition and sale of shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not purchase or sell the shares through the use of a Spanish financial institution, the Participant must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares are owned as of December 31 of each year; however, if the value of the shares or the sale proceeds exceeds a certain legally designated amount, a declaration must be filed within one month of the acquisition or sale, as applicable. Therefore, the Participant should consult his or her personal advisor regarding whether he or she will be required to file an informational tax report for assets and rights that he or she holds abroad.

Securities Law Information
The grant of the Option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.
The Options do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Option Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Information
To the extent that the Participant holds shares of Stock and/or has bank accounts outside Spain with a value in excess of a certain legally designated amount (for each type of asset) as of December 31 each year, the Participant will be required to report information on such assets through tax form 720. After such shares of Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares of Stock or accounts increases by more than a certain legally designated amount. The Participant should consult his or her personal advisor in this regard. Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Stock held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain legally designated amount. Therefore, the Participant should consult his or her personal advisor in this regard.
SWEDEN
Notifications
Securities Disclosure
The grant of the Option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Sweden.
Exchange Control
The Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if the Participant has a brokerage account with a foreign broker.
SWITZERLAND
Notifications
Securities Law Notification
The grant of the Option is considered a private offering and therefore is not subject to securities registration in Switzerland.

TAIWAN
Terms and Conditions
Data Privacy Acknowledgement
The Participant hereby acknowledges that the Participant has read and understood the terms regarding the collection, processing and transfer of Data contained in the Data Privacy section of this Option Agreement and, by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Participating Company Group retaining the Participant’s Service, the Participant agrees to provide an executed data privacy consent form to the Participating Company Group retaining the Participant’s Service (or any other agreements or consents that may be required by the Participating Company Group retaining the Participant’s Service) that the Participating Company Group retaining the Participant’s Service may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. the Participant understands that the Participant will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
Notifications
Securities Law Information
The Option and any shares of Stock acquired pursuant to the Plan are available only for Employees or directors of the Participating Company Group. The offer is not a public offer of securities by a Taiwanese company.
Neither the Plan nor the Option is registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.
Exchange Control Information
The Participant may remit and acquire up to a legally designated amount (currently US$5,000,000) per year in foreign currency (including proceeds from the sale of shares of Stock or the receipt of any dividends) without justification.
If the transaction amount exceeds a legally designated amount (currently TWD500,000) in a single transaction, Taiwanese residents must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. In addition, if the transaction amount exceeds a legally designated amount (currently US$500,000), the Participant may be required to provide additional supporting documentation to the satisfaction of the bank involved in the transaction. the Participant should consult with the Participant’s personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Information
Thai resident Participants may remit funds out of Thailand up to a certain legally designated amount per year to purchase shares of stock (and otherwise invest in securities abroad) by submitting an application to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). The application includes the Foreign Exchange Transaction Form, a letter describing the Option, a copy of the Plan and related documents, and evidence showing the nexus between the Company and the Participant’s employer.
If the Participant exercises his or her Option using a cashless method of exercise, the Participant will not need to make submit an application to a commercial bank.
If the proceeds from the sale of shares of stock or the receipt of dividends are equal to or greater than a certain legally designated amount in a single transaction, Thai resident Participants must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition, Thai resident Participants must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form.
Because exchange control regulations change frequently and without notice, the Participant should consult his or her personal advisor before exercising his or her Option or selling shares of stock to ensure compliance with current regulations. It is the Participant’s sole responsibility to comply with exchange control laws in Thailand.
UNITED ARAB EMIRATES
Notifications
Securities Law Information
Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered, including the Participant, should conduct their own due diligence on the securities. The Participants is encouraged to consult a legal or financial advisor if the Participants does not understand the contents of the Agreement or the Plan or any aspect of the Award.
If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out therein and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Tax Reporting and Payment Liability
The following provision supplements Section 4.4 (Tax Withholding) of the Agreement:
The Participant agrees that the Company or the employer may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. If payment or withholding of any income tax liability arising in connection with the Participant's participation in the Plan is not made by the Participant to the employer within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by the Participant to the employer, effective on the Due Date. The Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by the Participant, and the Company and/or the employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Award Agreement. Notwithstanding the foregoing, the Participant understands and agrees that if they are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), they will not be eligible for such a loan to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, The Participant understands that the amount of any uncollected income tax will constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions will be payable. The Participant understands and agrees that they will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 national insurance contributions due on this additional benefit which the Company or the employer may recover from the Participant by any of the means referred to in the Plan and/or this Option Agreement.
Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Participant is an executive office or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including employer's NICs, as defined below) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the employer (as appropriate) for the value of any NICs due on this additional benefit.
Notification
Securities Law Information
The grant of Option under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the United Kingdom.
Neither this Option Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Option are exclusively available in the UK to bona fide employees and former employees and any other UK Affiliate.
Non-Qualified Grants
The Option is not intended to be tax-qualified or tax-preferred under current tax rules and regulations in the United Kingdom.

Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition, holding, or disposition of the shares of Stock. The Participant represents that he or she will consult with any tax advisors that the Participant deems appropriate in connection with the acquisition, holding, or disposition of the shares of Stock and that the Participant is not relying on the Participating Company Group for any tax advice.
Prohibition Against Insider Dealing
The Participant should be aware of:
1.the insider dealing rules of the Regulation (EU) No 596/2023 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and
2.the UK's insider dealing rules under the Criminal Justice Act 1993, each of which may affect transactions under the Plan such as the acquisition or sale of shares of Stock acquired under the Plan, if the Participant has inside information regarding the Company. If the Participant is uncertain whether the insider dealing rules apply, the Company recommends that the Participant consults with a legal advisor. The Company cannot be held liable if the Participant violates the UK's insider dealing rules. The Participant is responsible for ensuring his or her compliance with these rules.